EXHIBIT 22

                                 JLG INDUSTRIES, INC.
                              LISTING OF SUBSIDIARIES
                                   JULY 31, 1995

                                                            Percentage of
                                      Jurisdiction of       Voting Securities
     Subsidiary                         Incorporation       Owned by Registrant

JLG Equipment Services, Inc.           Pennsylvania               100

Fulton International Sales
  Corporation                         Virgin Islands              100

Fulton International, Inc                Delaware                 100

Zontess Pty. Limited                    Australia                 100

U.S. Truck Cranes, Inc.                Pennsylvania               100

JLG Industries (Florida), Inc.           Florida                  100

USTC Indiana, Inc.                       Indiana                  100

JLG Holdings, Inc.                       Maryland                 100

Fulton Industries, Inc.                Pennsylvania               100

The financial statements of the above listed subsidiaries are included in the Company's Consolidated Financial Statements incorporated herein by reference.